UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

8670 Wolff Court, Suite 240 Westminster, Colorado (Address of principal executive offices)	80031 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Robert S. Solomon as a Member of the Board

On February 25, 2015, Robert S. Solomon informed the board of directors (the “Board”) of Farmland Partners Inc. (the “Company”) of his resignation as a member of the Board, effective immediately. Mr. Solomon’s resignation was due to his desire to devote more time to his other business interests and was not the result of any disagreements with the Company. Mr. Solomon was the chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee.

Appointment of Joseph W. Glauber as a Member of the Board

On February 25, 2015, the Board appointed Joseph W. Glauber as member of the Board to fill the vacancy created by Mr. Solomon’s resignation. Dr. Glauber also will serve on the Nominating and Corporate Governance Committee of the Board.

Dr. Glauber served as the Chief Economist of the U.S. Department of Agriculture (the “USDA”) from 2008 to 2014 and as Deputy Chief Economist of the USDA from 1992 to 2007. Dr. Glauber has been active in the agriculture industry since the early 1980s and began working for the USDA in 1984. In addition, Dr. Glauber chaired the Federal Crop Insurance Corporation Board of Directors from 2008 to 2014, served as the chief U.S. agricultural negotiator in the WTO Doha Round from 2007 to 2009 and served on the President’s Council of Economic Advisors from 1991 to 1992. Dr. Glauber is currently a visiting senior research fellow at the International Food Policy Research Institute and, over the course of his career, has written numerous articles about the agricultural industry that have been published in academic and trade journals. Dr. Glauber received an A.B. in Anthropology from the University of Chicago and a Ph.D. in Agricultural Economics from the University of Wisconsin.

As an independent member of the Board, Dr. Glauber will be entitled to certain compensation that all of the Company’s independent directors receive, including an annual retainer of $30,000, certain meeting fees and reimbursement for reasonable out-of-pocket expenses incurred in attending Board and committee meetings. In connection with his appointment, Dr. Glauber will receive a grant of 3,214 restricted shares of the Company’s common stock under the Company’s 2014 Equity Incentive Plan, which will vest ratably on each of the first three anniversaries of the date of the grant, subject to his continued service on the Board. In addition, the Company entered into an indemnification agreement with Dr. Glauber in connection with his appointment to the Board, which is in substantially the same form as that entered into with the executive officers and other directors of the Company. There are no related-party transactions in which Dr. Glauber has an interest requiring disclosure under Item 404(a) of Regulation S-K.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: February 25, 2015	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer

3